UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-20191	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2021, Intrusion Inc. (the “Company”) formally engaged the services of Mr. Christopher Duzich as its Chief Operating Officer and Mr. Ross Mandel as its Chief Strategy Officer.

Mr. Duzich, 45, is founder of Byzdom Coaching, a management consulting firm focused on helping executives and leaders achieve results through implementing focused business processes. Byzdom was founded in 2018, and prior to that Mr. Duzich was engaged as Vice President of Teamalytics, a management consulting firm. Mr. Duzich holds a B.B.A. in Accounting and an M.S. in Finance from Texas A&M University.

Mr. Mandel, 64, is co-founder of the TonyScottGroup, which was organized in May of 2017 and provides strategic consulting services in enterprise IT strategy, IT transformation, IT governance, cloud adoption and migration, and cybersecurity practices. Mr. Mandel manages TonyScottGroup Fund I, a cyber security venture capital fund focused on early-stage emerging technology. Mr. Mandel holds a B.A. in Advertising from Michigan State University.

Each of Mr. Duzich and Mr. Mandel have been providing independent consulting services to the Company since November of 2021.

There are no related party transactions between either Mr. Duzich or Mr. Mandel and the Company as defined in Item 404(a) of Regulation SK, and there are no family relationships between either of Mr. Duzich or Mr. Mandel and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 1, 2022

INTRUSION INC.

By:	/s/ B. Franklin Byrd
B. Franklin Byrd
Chief Financial Officer

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